                                                                      Exhibit 23


                           [LETTERHEAD OF KPMG, LLP]


                          Independent Auditor's Consent



The Board of Directors
Northwest Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement
(No. 333-41984) on Form S-8 of Northwest Bancorp, Inc. of our report dated
July 20, 2001, relating to the consolidated statements of financial condition of Northwest Bancorp, Inc. and subsidiaries as of June 30, 2001, and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2001, which report appears in the June 30, 2001 Annual Report on Form 10-K of Northwest Bancorp, Inc.




                                             /s/ KPMG, LLP


Pittsburgh, Pennsylvania
September 28, 2001